SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

     _____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):                  December 15, 2004

          Maritrans Inc.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9063 (Commission File Number)	_51-0343903 (I.R.S. Employer Identification No.)

Two Harbour Place
302 Knights Run Avenue
Tampa, Florida	33602

(Address of Principal Executive Offices)	(Zip Code)

     Registrant's telephone number, including area code: (813) 209-0600

           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     On December 15, 2004, Douglas R. Sparks resigned as Executive Vice President of Maritrans Operating Company L.P. and entered into a General Release and Separation Agreement (the “Agreement”) with Maritrans General Partners Inc., the managing general partner of the operating subsidiary (the “Company”). Pursuant to the terms of the Agreement, the Company will make severance payments to Mr. Sparks in an aggregate amount of $50,000. The payments will be made in bi-weekly installments over the next three months. As a condition to receiving the severance payments, Mr. Sparks has, among other things, released the Company from any and all past, present and future alleged claims, agreed to keep all information relating to the Company’s business confidential and agreed not to compete with the Company for a period of one year.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARITRANS INC.

	By:	/s/ Walter T. Bromfield

Name: Walter T. Bromfield
Title: Chief Financial Officer

Dated: December 21, 2004